EXHIBIT 99.01 Dear Shareholders, As I step into the role of CEO, I am honored and excited to lead our company into a new era of growth and innovation. I am committed to our Student First mission and confident that we can achieve remarkable results serving learners around the world. Today, as we enter a new chapter for Chegg, we executed a major step in my plans to refocus the company through a restructuring effort, which included a reduction of our global workforce by 23%. We now have a leaner, more efficient organization and cost structure, which will allow us to move faster, smarter, and make investments for long-term growth. We reorganized our teams, streamlined our decision-making processes, and are actively simplifying our systems and platforms. As a result, we expect non-GAAP expense savings to be in the range of $40 million - $50 million for 2025, and we remain committed to our goal of 30%+ Adjusted EBITDA margin for 2025. While our Student First mission remains the same, how we conduct business does not. We’ve reduced distractions and refocused on the market that Chegg knows best—students. Our renewed focus will allow us to better serve students with 360 degrees of individualized support, blending both academic and functional support. Due to the increasing demands on the modern student, as well as the rapid proliferation of generic AI tools, the need to broaden beyond academic solutions is more important for us than ever before. The combination of learning support services with broader tools for student success is needed, differentiated, and defensible. With a very large global addressable market and a clear indication of student demand for such a verticalized solution, we believe Chegg can return to durable subscriber and revenue growth. Vision for Growth In order to achieve our vision of serving more global students, we needed to become a leaner, more efficient, uncomplicated, and quicker-moving company, which is why we took the actions we did today. We can now turn our attention to serving students holistically and reaching them through more diversified channels. We’re doing this intentionally and building for the long term. We expect to create significant value for customers, investors, and employees. Growth will not come in a straight line, but we are moving in the right direction and understand the urgency with which we must innovate and execute. Product and Distribution Strategy As we build and market our offerings, we are tailoring the experience to the needs of students who are seeking positive learning outcomes, those who have a more comprehensive course load, and those who need daily support as they manage their way through high school and college. The rapid advancement of technology over the last few years has allowed us to vastly improve our offering for students. Chegg is now conversational, more instructional, and interactive. Students often Chegg will provide 360° of individualized support for students The future Chegg is... • Designed for learners, verticalized for education and student success • Proactive, individualized guidance along every step of the student’s journey • Differentiated through AI + Content + Experts • A valued commercial partner to institutions • A trusted brand that students love, and academics promote get help in seconds, not hours, and our cost to generate high-quality and efficacious content has come down significantly. We are not slowing down. In fact, we're accelerating our pace of innovation and continuously developing and launching an expanded set of learning tools for students. We are focused on layering in functionality that delivers an even richer individualized learning experience.

Chegg is focusing on students that seek a holistic support platform that provides learning outcomes

	Casual Learner	Credential Explorer	Chegg's Focus
User Profile	*Hobbyist, General Knowledge Seeker*	*Targeted Skill-Focused, Certificate Pursuer*	*Full-courseload student, Comprehensive Learner*
Usage	Intermittent	Occasional	Frequent
Subject	General Topics	Specialized Topic	Comprehensive Courseload
Motivation	Curiosity	Quick Fix	Learning Outcomes
Seeking	Free, General Information	Short-Term Support	360° Long-Term Relationship
Willingness to Pay			

In addition to academic support, students need and want help that extends beyond the classroom. We plan to address this underserved need by providing 360 degrees of individualized support throughout a student's educational journey. We will integrate functional support services that address the whole student, which includes organizational proficiency, early career learning, financial literacy, and community into one affordable platform designed to address gaps in the student experience that impede their success. While other companies provide one-dimensional learning support or broad generic offerings, Chegg will differentiate itself through the development of a single platform that incorporates artificial intelligence verticalized for education, our proprietary learning model, more than 100 million pieces of content, subject matter experts who reinforce quality, and now functional 360 degree support services, which extend the value of Chegg beyond traditional online educational support.



Supporting students holistically to excel on their learning journey is an untapped opportunity that expands Chegg's value
Academic Support
Functional Support
% of Stress to Student*
Global Students
Academic
50%
• Individualized Learning Support
25%
Engagement & Well-being
• Organizational Proficiency & Time Management
• Mental Health & Wellness
15%
Early Career Skills
• Early Career & Durable Skills
• Employment Prep
10%
Social & Financial
• Community
• Financial Literacy
*Percentages based on Internal Chegg Research

While we have historically only marketed direct-to-student, we plan to expand our distribution channels through partnerships and commercial agreements with educational institutions. Chegg subscribers have consistently told us that we improve their learning outcomes. At the same time, we know institutions are struggling with student persistence and retention. We are confident that establishing institutional partnerships can help solve these problems and make us a valued partner within the educational ecosystem. While this is still very early, and we don't expect meaningful revenue from these channels next year, we are excited about the benefits over time from diversifying our revenue sources.

Growing Our International Base

We know we have not done enough to grow our business internationally. To expand our product offering and deepen our penetration in key markets, we are streamlining our efforts and dedicating more resources to our international program – initially targeting six countries, where we believe our opportunity is greatest. We are committed to rolling out fully localized versions of Chegg, and developing products that are designed to enhance our product-market fit to attract new subscribers in priority geographies that we expect will provide growth for years to come. We are undeniably moving with heightened urgency. Branding and Positioning Chegg’s brand awareness is high. While we intend to leverage our brand strength, there is also a significant opportunity to improve our funnel health by introducing students to Chegg earlier in their learning journey, in early college and high school, where our market penetration is still very low. New brand positioning will allow us to access this expanded audience and those who influence them, building on the trust and confidence students already have in Chegg. We will shift away from pure performance marketing towards narrative shaping, community/stakeholder engagement, and brand building. We also plan to activate new channels where students are already congregating and looking to engage with support services. Investing in marketing and branding through new channels and partnerships will be a major initiative throughout 2025. Leaner, More Agile, Centralized Workforce Streamlining to create efficiency across the company is paramount. We are eliminating distractions and capitalizing on Chegg’s strengths. We made the difficult but necessary decision to eliminate roles, realign teams and functions, and consolidate our offices to enhance productivity. We are transitioning from a business-unit-driven structure to a functional organization to increase clarity, accountability, and productivity. Also, new technological advancements enable us to create high-quality content at a lower cost. Among the eliminated roles, approximately 40% fall within our content management teams in India. Approximately 21% fall within the Skills organization, where we continue to support Guild and other partnerships, as well as a renewed focus on developing opportunities to provide early career skills offerings to our core student audience. The rest of the eliminated roles are spread across the organization. While we are achieving efficiencies and cost savings as we refocus the business, we also plan to expand investments in areas we expect will lead to growth. For example, we plan to roll out an expanded marketing and branding program, build more AI-driven functionality and tools, localize our services internationally, and layer in new non-academic offerings that address the whole student. Process and Platform Enhancements For years we’ve patch-worked together systems and platforms, which had some customization benefits, but ultimately, slowed us down and created a more expensive and complicated tech stack. Leveraging best-in-class software for applications that are not core to our business will allow us to be nimbler. We are now streamlining our commerce and identity capabilities with top-tier subscription management partners. The goal is to boost innovation, decrease time to market, and simplify operations while reducing costs. These changes will allow us to focus time, energy, and resources on areas that have the most impact on our company’s growth.

Financial Implications Our restructuring includes the departure of 441 employees. 35% of the impacted employees are in the US, 20% in Israel, and the remainder in India. In 2025, we expect to realize non-GAAP expense savings of $40 million to $50 million from employee departures, the closure of two offices outside of the United States, as well as other cost rationalizations. The employee departures will take place over 2024. We expect to incur a $10 million to $14 million charge related to the restructuring, with roughly half in the second quarter, and substantially all the charges will be incurred by the fourth quarter of 2024. I know the last couple of years have been challenging; however, I am confident that our plan will create strong demand and allow us to get back to growth. It will take time to grow our total subscribers, and we may not see an improvement in total revenue declines until next year. For 2025, we remain committed to our goal of 30%+ Adjusted EBITDA margin and we anticipate that we will generate at least $100 million of Free Cash Flow. As we streamline our business, and improve efficiency and speed, we will not sacrifice innovation and our drive for sustainable growth. We are committed to managing the business to create shareholder value. Commitment to Transparent Communication While we have a comprehensive plan for Chegg’s future, we still have a lot of work ahead and challenges to navigate, including building back investors’ trust. We are dedicated to increasing our efforts to communicate transparently and consistently, including sharing key metrics and revenue growth drivers that will make it easier for investors to understand and model our company. The key metrics I review daily to understand trends and the health of the business will be the same ones we share with investors quarterly. I will provide consistent metrics that will help investors better understand Chegg’s business, the opportunities in front of us, and our climb back to growth. Enthusiastic About Our Future I am enthusiastic about the future of Chegg. We are not continuing business as usual. Our focus is renewed. Organizational changes have been made. We are tackling the bold and exciting vision of supporting students with 360 degrees of individualized support. We plan to diversify our revenue with new distribution channels, and I’ve strengthened our leadership team with experienced executives who not only offer fresh perspectives, but also have proven track records of successfully navigating difficult transitions. I am confident in our strategy and our ability to execute against it, which will create significant value for the students Chegg serves around the world, our investors, and our employees. Nathan Schultz President and CEO, Chegg, Inc.

Forward-Looking Statements This Shareholder Letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Shareholder Letter, including statements regarding Chegg's strategy, its ability to create long-term, sustainable value for students and investors, the reduction in force and the number of employees impacted, the amount of the charges in connection with the reduction in force, the timing that such charges will be incurred, the plans for international expansion and localization, our restructuring effort, our Adjusted EBITDA margin goals, the amount of the cost savings and the timing of those savings, our 360 degrees of individualized support, our product and distribution strategy, our vision and plans for growth, our pace of innovation, our ability to reach new audiences, our new brand positioning and brand building, our process and platform enhancements, our 2025 free cash flow projection, our financial guidance, our organizational changes, our strategy and our ability to execute it are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions outside of the Company's control. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Shareholder Letter may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.